UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Zions Bancorporation

(Exact name of registrant as specified in its charter)

Utah	87-0227400
(State of incorporation or organization)	(IRS Employer Identification No.)

One South Main Street, Suite 1500 Salt Lake City, Utah	84133
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration file number to which this form relates:                          333-173299

                                                                                                                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring November 14, 2018)	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring November 14, 2018)” (the “Securities”). A description of the Securities is set forth under the section captioned “Description of Warrants” in the registrant’s preliminary prospectus supplement filed with the Securities and Exchange Commission on November 28, 2012, which relates to the registrant’s registration statement on Form S-3 (No. 333-173299) and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
4.1	Warrant Agreement, dated as of November 29, 2012, between the registrant and Zions First National Bank, as Warrant Agent.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION

Date: November 30, 2012	By:	/s/ Thomas E. Laursen
Thomas E. Laursen Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Warrant Agreement, dated as of November 29, 2012, between the registrant and Zions First National Bank, as Warrant Agent.

4.2	Form of Warrant (included as part of Exhibit 4.1).